                                                                  Exhibit (j)(3)

                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
                               POWERS OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael J. Gordon, Thomas F. English, Michael P. Lackey, Catherine A. Marrion, Linda M. Reimer, Michelle D. Richter and Nicholas E. Pasyanos as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him in his name, place and stead, to sign any and all registration statements or other filings made with the Securities and Exchange Commission or any state regulatory agency or authority applicable to New York Life Insurance and Annuity Corporation Variable Universal Life Separate Account - I (File Numbers 033-64410, 333-79309, 333-39157, 333-47728,
333-57210, 333-102674, 333-147707 and 333-156513) and any amendments or supplements thereto, and withdrawals thereof, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person in his capacity as a Director or officer of New York Life Insurance and Annuity Corporation, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


These Powers of Attorney may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.




-------------------------------------   ----------------------------------------
Scott L. Berlin                         John R. Meyer


-------------------------------------   ----------------------------------------
Christopher O. Blunt                    Mark W. Pfaff


/s/ Frank M. Boccio
-------------------------------------   ----------------------------------------
Frank M. Boccio                         Angelo J. Scialabba


-------------------------------------   ----------------------------------------
Solomon Goldfinger                      Arthur H. Seter


-------------------------------------   ----------------------------------------
Steven D. Lash                          Michael E. Sproule


-------------------------------------   ----------------------------------------
Theodore A. Mathas                      Joel M. Steinberg

                                 ACKNOWLEDGMENT



State of New York )
                  ) SS:
County of New York)



     On this, the 30th day of March, 2010, before me a notary public, the undersigned officer, personally appeared Frank M. Boccio, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained.



                                                     /s/ Julia Cavaliere
                                                     ---------------------------
                                                              Notary Public